UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2014

GREAT WEST RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-25097	65-0783722
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification Number)

1990 N California Blvd.8th Floor
Walnut Creek, CA 94596
 (Address of principal executive offices) (zip code)

(925) 287-6432
(Registrant's telephone number, including area code)

  _____________________________
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement
Item 2.01    Completion of Acquisition or Disposition of Assets

On December 10, 2014, Great West Resources, Inc., a Nevada corporation (the “Company”), purchased from Global Telesat Corp., a Virginia corporation (“GTC”), contracts that permit the Company to utilize the Globalstar, Inc. and Globalstar LLC (collectively, “Globalstar”) mobile satellite voice and data network.  Globalstar is the leading provider of mobile satellite voice and data services to businesses, government, and consumers.  The Globalstar Contracts will permit the Company entry into the satellite voice and data equipment sales and service business.  Globalstar provides the Company access to affordable high quality satellite voice and data service across North America and to over 120 countries worldwide through mobile and fixed units, principally to business and recreational users, and in remote areas.  The Company intends to commence sales of mobile voice, data and communications (location) services following the purchase targeting government, defense industry and commercial users.

  The purchase price for the Contracts of $250,000 was paid by the Company under an asset purchase agreement (the “Asset Purchase Agreement”) by and among the Company, its wholly-owned subsidiary Orbital Satcom Corp., a Nevada corporation (“Orbital Sub”), GTC and  World Surveillance Group, Inc., a Delaware corporation (“World”), which owns 100% of GTC.  On December 10, 2014, the Company, Orbital Sub, GTC and World entered into a license agreement (the “License Agreement”) pursuant to which GTC granted to Orbital Sub a fully-paid and irrevocable non-exclusive license to use certain equipment owned by GTC or its affiliates consisting of “appliques” in connection with  the Globalstar Contracts (the “Globalstar Appliques”).  Appliques are demodulator and RF interfaces located at various ground stations (or “gateways”).

Included in the purchased assets are: (i) the rights and benefits granted to GTC under each of the Globalstar Contracts, subject to certain exclusions, (ii) account and online access to the Globalstar Cody Simplex activation system, (iii) GTC’s existing customers who are serviced pursuant to the Globalstar Contracts (only as to their business directly and exclusively related to the Globalstar Contracts), and (iv) all of GTC’s rights and benefits directly and exclusively related to the Globalstar Contracts.

The Company assumed all of GTC’s liabilities under the Globalstar Contracts and all liabilities related to contracts, purchase orders or other agreements with customers serviced pursuant to the Globalstar Contracts.  Excluded liabilities include, among other things, liabilities arising from the use, deployment, purchase, license, operation or maintenance of the Globalstar Appliques, liabilities arising from GTC’s breaches, defaults or failures of performance under the Globalstar Contracts prior to the closing date, liabilities for certain taxes incurred by GTC, liability for any litigation or disputes pending or threatened against World or GTC, GTC’s debt obligations, and any liabilities not related to the purchased assets or liabilities related to the purchased assets incurred prior to closing, unless otherwise stated in the Asset Purchase Agreement.  Globalstar has consented to the transfers contemplated by the Asset Purchase Agreement (the “Acquisition”) and the License Agreement.
The License Agreement is a fully-paid and irrevocable non-exclusive license to Orbital Sub to use the Globalstar Appliques and includes the full right to utilize the Globalstar Appliques used by GTC prior to and following date of grant.   The GTC License has a term of 10 years.    In consideration of the License Agreement, the Company issued  GTC 2,222,222 shares of its common stock, par value $0.0001 per share.  GTC agreed to maintain the Globalstar Appliques at its and Globalstar’s sole cost and expense in a manner consistent with past practice and as required by any contract related to the Globalstar Appliques for the term of the license.

Orbital Sub also received the right to purchase some or all of the Globalstar Appliques at their depreciated book value as set forth in World’s balance sheets contained in its most recently filed Form 10-Q or Form 10-K (the “Depreciated Book Value Price”) of World, if GTC or World applies for or consents to the appointment of a receiver, trustee or liquidator of all or substantially all of its assets, files a voluntary petition in bankruptcy or admits in writing the inability to pay its debts as they become due, or makes a general assignment for the benefit of creditors or take advantage of any insolvency law.   If a third party has made an offer to purchase some or all of the Globalstar Appliques, Orbital Sub has the right to receive notice of such offer and the right to make a competing offer to purchase some or all of such Globalstar Appliques at a price no lower than the Depreciated Book Value Price.  The notice to Orbital Sub is not required to include any terms of the offer.

In connection with the License Agreement, World, GTC, the Company and Orbital Sub agreed that GTC shall receive a discount of 25% on the Company’s standard pricing on messaging air-time in connection with GTC’s business.  GTC intends to continue in the business previously conducted seeking to sell satellite voice and data equipment and services, which may compete with the business of the Company

Changes to the Business. The Company intends to carry on the portion of GTC’s business related to the Globalstar Contracts and Globalstar Appliques and to become an authorized reseller of satellite telecommunications equipment and services offered by leading satellite network providers including Inmarsat, Iridium, Globalstar and Thuraya.  Other than Globalstar the Company presently does not maintain any relationships with other satellite providers.  The Company is in discussions but has not entered into any definitive agreement with respect to expanding its network and operations.  On December 16, 2014 David Phipps, the founder of GTC and its former President, entered into a consulting agreement with the Company pursuant to which he will support the transition and growth of the Company’s new business.  Mr. Phipps is the owner of a competing UK based company in satellite equipment and services, and is in discussion with the Company to combine such business with the Company’s satellite business. Mr. Phipps does not receive any compensation in connection with the agreement.

As previously disclosed in the Company’s  Current Report on Form 8-K filed on October 31, 2014 with the Securities and Exchange Commission, on October 27, 2014, the Company was informed that annual maintenance fee payments to the Bureau of Land Management for mining claims on its 76 Property and the COD Property were not were not timely made in August 2013 by a consultant to the Company and the Company may have no rights to these claims.  The Company does not intend to pursue further any mining of mineral businesses as a result of the loss of such claims and changes in the Company’s personnel.

Financial Statements.   The accompanying audited financial statements set forth in Exhibit 99.1 represent the interests in the revenues  and cost of sales of the satellite airtime and trackers acquired by the Company  pursuant to the Asset Purchase Agreement.  The accompanying unaudited condensed financial statements set forth in Exhibit 99.2 (i) present the consolidated financial position and results of operations of the Company and the revenues and cost of sales of the Globalstar Contracts  as if the Asset Purchase Agreement was consummated on September 30, 2014 for the pro forma condensed consolidated balance sheet and (ii) give effect to the acquisition by the Company as if the Asset Purchase Agreement was consummated on January 1, 2013 for the pro forma condensed consolidated statement of income for the years ended September 30, 2013 and 2014.  Historical financial statements reflecting financial position, results of operations and cash flows required by accounting principles generally accepted in the United States of America are not presented as such information is not available, nor is it practicable to obtain such information from GTC. Historically, no allocation of general and administrative, interest expense, corporate taxes, accretion of asset retirement obligations, and depreciation, depletion and amortization was made. Accordingly, the statements of sales and cost of sales are presented in lieu of the financial statements required under Rule 3-01 and Rule 3-02 of the of Regulation S-X.

The foregoing description of the Asset Purchase Agreement, License Agreement, Consulting Agreement and related transactions does not purport to be complete and is qualified in its entirety by reference to the complete text of the (i) Asset Purchase Agreement, which is filed as Exhibit 2.1 hereto, (ii) the License Agreement, which is filed as Exhibit 10.1 hereto and the Consulting Agreement, which is filed as Exhibit 10.3 hereto, each of which is incorporated herein by reference.

 Corporate Information

       On January 21, 2014, the Company merged with a newly-formed wholly-owned subsidiary of the Company solely for the purpose of changing its state of incorporation to Nevada, effecting a 1:150 reverse split of its common stock, and changing its name to Great West Resources, Inc. in connection with the plans to enter into the business of potash mining and exploration, and appointed Patrick Avery, an experienced potash and mining executive, as Chief Executive Officer.  During late 2014 the Company abandoned its efforts to enter the potash business and Mr. Avery resigned from the Company and David Rector was appointed Chief Executive Officer. The Company’s principal executive offices are located at 1990 N. California Blvd., 8th Floor, Walnut Creek, CA 94596 and its telephone number is (925) 287-6432.

       The Company was originally incorporated in 1997 in Florida. On April 21, 2010, the Company merged with and into a newly-formed wholly-owned subsidiary for the purpose of changing its state of incorporation to Delaware, effecting a 2:1 forward split of its common stock, and changing its name to EClips Media Technologies, Inc.  On April 25, 2011, the Company changed its name to “Silver Horn Mining Ltd.” pursuant to a merger with a newly-formed wholly-owned subsidiary.

Description of Current Business

Overview

We will provide mobile voice and data communications services globally via satellite to the U.S. government, defense industry and commercial users. We specialize in services related to the Globalstar satellite constellation, including satellite telecommunications voice airtime, tracking devices and services, and ground station construction.

We plan to establish an e-commerce website offering a range of portable satellite voice, data and tracking solutions, known as Mobile Satellite Services (MSS). Our MSS products include handheld satellite phones, personal and asset tracking devices, and portable high speed broadband terminals, all of which work virtually anywhere in the world. Aside from our Globalstar related services, we plan to seek to become an authorized reseller of satellite telecommunications services offered by other leading networks such as Iridium, Inmarsat, Globalstar and Thuraya. Our intended customers are in industries such as maritime, aviation, government/military, emergency/humanitarian services, mining, forestry, oil and gas, heavy equipment, transportation and utilities as well as recreational users. We intend that our website will appeal to a global, technologically advanced customer base. The website shall have a rich, user-friendly interface so that customers can research solutions suitable for their individual requirements and instantly purchase online  the products or services supplied by us or our network providers.  Through these networks, we intend for our website to offer voice, data and tracking MSS solutions with global coverage.

We also intend to continue to make portable satellite voice, data and tracking solutions easier to find and buy online by through an Amazon storefront, with many products offered by us being fulfilled by Amazon from their various warehouses in the US. A wide range of satellite communications products are available to buy on Amazon and we believe we will be able to offer competitive pricing on all products offered on the site.

  We believe we maintain a competitive advantage because certain of the accounts we acquired from GTC allow us to have special pricing for use of satellite telecommunications simplex messages through the Globalstar network and can be sold to government, commercial or individual users to further increase revenue and profitability relating to the ground stations.

Simplex service is a one-way burst data transmission from a commercial simplex device over the Globalstar network that can be used to track and monitor assets. At the heart of the Simplex service is a demodulator and RF interface, called an applique, which is located at a gateway and an application server located in Globalstar’s facilities. The applique-equipped gateways provide coverage over vast areas of the globe. The server receives and collates messages from all simplex telemetry devices transmitting over the Globalstar network. Simplex devices consist of a telemetry unit, an application specific sensor, a battery and optional global positioning functionality. The small size of the devices makes them attractive for use in tracking asset shipments, monitoring unattended remote assets, trailer tracking and mobile security.

We can use each simplex or one-way transmission account to transmit an unlimited number of locational or status messages from tracking devices used anywhere within the Globalstar simplex coverage area. Our rights under the purchased contracts allow us to have preferred pricing arrangements with Globalstar for each account used during the term of contracts. This simplex service addresses the existing and ever growing market demand for a small and cost effective solution for receiving and processing data from remote locations and is used in applications such as tracking vehicles or asset shipments, monitoring unattended remote assets or mobile security. This is a rapidly growing market and we believe we are well positioned to take advantage of this growth.  We are focused on expanding our customer base beyond US government customers and making maximum use of our preferred pricing arrangements with Globalstar to generate increased revenue.

Market

There is an existing and we believe significantly growing, multi-billion dollar global market for a small and cost effective solution for receiving and processing data from remote locations used in applications such as tracking vehicles or asset shipments, monitoring unattended remote assets or mobile security. We believe our solutions are ideally suited for industries such as maritime, aviation, government/military, emergency/humanitarian services, mining, forestry, oil and gas, heavy equipment, transportation and utilities, as well as recreational users.

Competition

The competitors for our satellite telecommunications services are other leading satellite networks such as Iridium, Inmarsat, Thuraya and even Globalstar, and their various resellers.  We expect the competition for these and our satellite tracking and monitoring services to increase significantly as the market demand accelerates.

Intellectual Property

Our success and ability to compete depends in part on our ability to develop and maintain our intellectual property and proprietary technology and to operate without infringing on the proprietary rights of others.  All of our employees and consultants are subject to non-disclosure agreements and other contractual provisions to establish and maintain our proprietary rights.  In connection with the Asset Purchase Agreement and License Agreement, GTC and World agreed to keep confidential certain information.

Research and Development

No funds were spent on research and development activities by GTC related to the Globalstar Contracts in each of the years ended September 30, 2013 and 2014.

Regulatory Matters

Government contract laws and regulations affect how we will do business with our customers, and in some instances, will impose added costs on our business.  A violation of specific laws and regulations could result in the imposition of fines and penalties, the termination of any then existing contracts or the inability to bid on future contracts.  We intend our Orbital Sub to become qualified as a government contractor.

International sales of our products may also be subject to U.S. and foreign laws, regulations and policies like the United States Department of State restrictions on the transfer of technology, International Traffic in Arms Regulation (“ITAR”) and other export laws and regulations and may be subject to first obtaining licenses, clearances or authorizations from various regulatory entities.   This may limit our ability to sell our products abroad and the failure to comply with any of these regulations could adversely affect our ability to conduct our business and generate revenues as well as increasing our operating costs.  Our products may also be subject to regulation by the National Telecommunications and Information Administration and the Federal Communications Commission that regulate wireless communications.

Sources and Availability of Components

Certain materials and equipment for our products are custom made for those products and are dependent upon either a single or limited number of suppliers. Failure of a supplier could cause delays in delivery of the products if another supplier cannot promptly be found or if the quality of such replacement supplier’s components are inferior or unacceptable.

Employees

As of December 16, 2014, we had no full-time employees.  David Rector is our sole officer and director and provides his services to us on a part time basis.  David Phipps provides consulting services relating to transitioning the Globalstar Contracts at no cost.

Facilities and Material Properties

Our office space at 1990 N. California Blvd., 8th Floor, Walnut Creek, California 94596 is provided to us at no cost by Mr. Rector.  We believe that these facilities are adequate to meet our current needs.

Legal Proceedings

From time to time, we may become involved in litigation relating to claims arising out of our operations in the normal course of business. We are not currently involved in any pending legal proceeding or litigation and, to the best of our knowledge, no governmental authority is contemplating any proceeding to which we are a party or to which any of our properties is subject, which would reasonably be likely to have a material adverse effect on our business, financial condition and operating results.

 Forward-Looking Statements

Statements in this Current Report on Form 8-K and other written reports made from time to time by us that are not historical facts constitute so-called “forward-looking statements,” all of which are subject to risks and uncertainties. Forward-looking statements can be identified by the use of words such as “expects,” “plans,” “will,” “forecasts,” “projects,” “intends,” “estimates,” and other words of similar meaning. Forward-looking statements are likely to address our growth strategy, financial results and product and development programs, among other things. One must carefully consider any such statement and should understand that many factors could cause actual results to differ from our forward-looking statements. Such risks and uncertainties include but are not limited to those outlined in the section entitled “Risk Factors” and other risks detailed from time to time in our filings with the Securities and Exchange Commission or otherwise. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially.

Risk Factors

Our business and an investment in our securities are subject to a variety of risks.  The following risk factors describe the most significant events, facts or circumstances that we believe could have a material adverse effect upon our business, financial condition, results of operations, ability to implement our business plan, and the market price for our securities.  Many of these events are outside of our control.  The risks described below are not the only ones facing our Company.  Additional risks not presently known to us or that we currently believe are immaterial may also impair our business operations.  If any of these risks actually occur, our business, financial condition or results of operation may be materially adversely affected.  In such case investors in our securities could lose all or part of their investment.

Risks Related to Our Business

We need to raise a significant amount of additional capital to continue our operations which capital may be costly and difficult to obtain, and if we are unable to raise additional capital, we would likely have to delay, curtail, scale back or terminate some or all of our operations, prematurely sell some or all of our assets, merge with or be acquired by another company, or possibly shut down our operations.

We need to raise significant additional capital in order to meet our cash requirements to fully implement our business plan and continue our operations during the next twelve months.   At December 16, 2014, we had $149,339 in cash, after payment of $250,000 as purchase price for the Globalstar Contracts.  We expect to use the funds raised, if any, to expand and accelerate our sales and marketing of products and services related to the Globalstar Contracts, and for acquisitions. We do not presently have any firm plans for additional capital from third parties or from our officers, directors or shareholders.   Although our shareholders have in the past provided us with or helped us obtain capital, they are not legally bound to do so.  We may not be able to raise additional capital on terms acceptable to us or at all.   In order to attract new investors and raise additional capital, we may be forced to provide rights and preferences to new investors that are not available to current stockholders and that may be adverse to existing investors and such issuances may be dilutive to the ownership of our existing shareholders investors.  If we do not receive adequate additional financing on terms satisfactory to us on a timely basis, or at all, we would not be able to meet our cash payment obligations or fully implement our business plan.  We would likely also have to delay, curtail, scale back or terminate some or all of our operations that could hurt our future performance, prematurely sell some or all of our assets on undesirable terms, merge with or be acquired by another company on unsatisfactory terms, or possibly shut down our operations.  Under a consulting agreement entered in 2014 we agreed to pay $10,000 per month for 24 months payable in cash or stock which agreement could provide for additional dilution to our existing shareholders and investors.

Product development is a long, expensive and uncertain process.

The development of satellite ground stations and tracking devices is a costly, complex and time-consuming process, and the investment in product development often involves a long wait until a return, if any, is achieved on such investment.  We continue to make significant investments in research and development relating to our satellite ground stations and tracking devices and our other businesses.  Investments in new technology and processes are inherently speculative. We have experienced numerous setbacks and delays in our research and development efforts and may encounter further obstacles in the course of the development of additional technologies and products.  We may not be able to overcome these obstacles or may have to expend significant additional funds and time. Technical obstacles and challenges we encounter in our research and development process may result in delays in or abandonment of product commercialization, may substantially increase the costs of development, and may negatively affect our results of operations.

Successful technical development of our products does not guarantee successful commercialization.

We may successfully complete the technical development for one or all of our product development programs, but still fail to develop a commercially successful product for a number of reasons, including among others the following:

●	failure to obtain the required regulatory approvals for their use;

●	prohibitive production costs;

●	competing products;

●	lack of innovation of the product;

●	ineffective distribution and marketing;

●	lack of sufficient cooperation from our partners; and

●	demonstrations of the products not aligning with or meeting customer needs.

Our success in the market for the products we develop will depend largely on our ability to prove our products’ capabilities.  Upon demonstration, our satellite ground stations and tracking devices may not have the capabilities they were designed to have or that we believed they would have.  Furthermore, even if we do successfully demonstrate our products’ capabilities, potential customers may be more comfortable doing business with a larger, more established, more proven company than us. Moreover, competing products may prevent us from gaining wide market acceptance of our products.  Significant revenue from new product investments may not be achieved for a number of years, if at all.

We may pursue strategic transactions in the future, which could be difficult to implement, disrupt our business or change our business profile significantly.

We will continue to consider potential strategic transactions, which could involve acquisitions or dispositions of businesses or assets, joint ventures or investments in businesses, products or technologies that expand, complement or otherwise relate to our current or future business. We may also consider, from time to time, opportunities to engage in joint ventures or other business collaborations with third parties to address particular market segments. These activities create risks such as among others: (i) the need to integrate and manage the businesses and products acquired with our own business and products, (ii) additional demands on our resources, systems, procedures and controls, (iii) disruption of our ongoing business, and (iv) diversion of management’s attention from other business concerns. Moreover, these transactions could involve: (a) substantial investment of funds or financings by issuance of debt or equity securities; (b) substantial investment with respect to technology transfers and operational integration; and (c) the acquisition or disposition of product lines or businesses. Also, such activities could result in one-time charges and expenses and have the potential to either dilute the interests of existing shareholders or result in the issuance of, or assumption of debt. Such acquisitions, investments, joint ventures or other business collaborations may involve significant commitments of financial and other resources of our company. Any such activity may not be successful in generating revenue, income or other returns to us, and the resources committed to such activities will not be available to us for other purposes. Moreover, if we are unable to access capital markets on acceptable terms or at all, we may not be able to consummate acquisitions, or may have to do so on the basis of a less than optimal capital structure. Our inability: (i) to take advantage of growth opportunities for our business or for our products, or (ii) to address risks associated with acquisitions or investments in businesses, may negatively affect our operating results. Additionally, any impairment of goodwill or other intangible assets acquired in an acquisition or in an investment, or charges to earnings associated with any acquisition or investment activity, may materially reduce our earnings.   These future acquisitions or joint ventures may not result in their anticipated benefits and we may not be able to properly integrate acquired products, technologies or businesses, with our existing products and operations or combine personnel and cultures.  Failure to do so could deprive us of the intended benefits of those acquisitions.

If we fail to protect our intellectual property rights, we could lose our ability to compete in the marketplace.

Our intellectual property and proprietary rights are important to our ability to remain competitive and for the success of our products and our business. We rely on a combination of trademark, copyright, and trade secret laws as well as confidentiality agreements and procedures, non-compete agreements and other contractual provisions to protect our intellectual property, other proprietary rights and our brand.  We have little protection when we must rely on trade secrets and nondisclosure agreements.   Our intellectual property rights may be challenged, invalidated or circumvented by third parties. We may not be able to prevent the unauthorized disclosure or use of our technical knowledge or other trade secrets by employees or competitors. Furthermore, our competitors may independently develop technologies and products that are substantially equivalent or superior to our technologies and/or products, which could result in decreased revenues.  Moreover, the laws of foreign countries may not protect our intellectual property rights to the same extent as the laws of the U.S. Litigation may be necessary to enforce our intellectual property rights which could result in substantial costs to us and substantial diversion of management attention. If we do not adequately protect our intellectual property, our competitors could use it to enhance their products.  Our inability to adequately protect our intellectual property rights could adversely affect our business and financial condition, and the value of our brand and other intangible assets.

Other companies may claim that we infringe their intellectual property, which could materially increase our costs and harm our ability to generate future revenue and profit.

We do not believe our product technologies infringe the proprietary rights of any third party, but claims of infringement are becoming increasingly common and third parties may assert infringement claims against us.  It may be difficult or impossible to identify, prior to receipt of notice from a third party, the trade secrets, patent position or other intellectual property rights of a third party, either in the United States or in foreign jurisdictions. Any such assertion may result in litigation or may require us to obtain a license for the intellectual property rights of third parties.  If we are required to obtain licenses to use any third party technology, we would have to pay royalties, which may significantly reduce any profit on our products.  In addition, any such litigation could be expensive and disruptive to our ability to generate revenue or enter into new market opportunities.  If any of our products were found to infringe other parties’ proprietary rights and we are unable to come to terms regarding a license with such parties, we may be forced to modify our products to make them non-infringing or to cease production of such products altogether.

The nature of our business involves significant risks and uncertainties that may not be covered by insurance or indemnity.

We develop and sell products where insurance or indemnification may not be available, including:

●	Designing and developing products using advanced and unproven technologies in intelligence and homeland security applications that are intended to operate in high demand, high risk situations; and

●	Designing and developing products to collect, distribute and analyze various types of information.

       Failure of certain of our products could result in loss of life or property damage. Certain products may raise questions with respect to issues of privacy rights, civil liberties, intellectual property, trespass, conversion and similar concepts, which may raise new legal issues. Indemnification to cover potential claims or liabilities resulting from a failure of technologies developed or deployed may be available in certain circumstances but not in others. We are not able to maintain insurance to protect against all operational risks and uncertainties. Substantial claims resulting from an accident, failure of our product, or liability arising from our products in excess of any indemnity or insurance coverage (or for which indemnity or insurance is not available or was not obtained) could harm our financial condition, cash flows, and operating results. Any accident, even if fully covered or insured, could negatively affect our reputation among our customers and the public, and make it more difficult for us to compete effectively.

David Rector, our sole officer and director, does not have experience in the satellite telecommunications industry and if we are unable to recruit and retain key management, technical and sales personnel, our business would be negatively affected. David Phipps, our consultant, does not work for us on a full time basis.

For our business to be successful, we need to attract and retain highly qualified technical, management and sales personnel.  David Rector does not have experience in the satellite telecommunications industry and David Phipps, a consultant, does not work for us on a full time basis. The failure to recruit additional key personnel when needed with specific qualifications and on acceptable terms or to retain good relationships with our partners might impede our ability to continue to develop, commercialize and sell our products.  To the extent the demand for skilled personnel exceeds supply, we could experience higher labor, recruiting and training costs in order to attract and retain such employees.   We face competition for qualified personnel from other companies with significantly more resources available to them and thus may not be able to attract the level of personnel needed for our business to succeed.

The control deficiencies in our internal control over financial reporting may until remedied cause errors in our financial statements or cause our filings with the SEC to not be timely.

We believe there exist control deficiencies in our internal control over financial reporting as of December 31, 2013, including those related to (i) our internal audit functions and (ii) a lack of segregation of duties within accounting functions.  Those deficiencies, and others, are exacerbated by the entrance into the business of GTC by acquisition of the GTC Contracts by the Company.   If our internal control over financial reporting or disclosure controls and procedures are not effective, there may be errors in our financial statements that could require a restatement or our filings may not be timely made with the SEC. We intend to implement additional corporate governance and control measures to strengthen our control environment as we are able, but we may not achieve our desired objectives. Moreover, no control environment, no matter how well designed and operated, can prevent or detect all errors or fraud.  We may identify material weaknesses and control deficiencies in our internal control over financial reporting in the future that may require remediation and could lead investors losing confidence in our reported financial information, which could lead to a decline in our stock price.

Risks Related to Our Organization and Our Common Stock

We do not anticipate paying dividends on our common stock, and investors may lose the entire amount of their investment.

Cash dividends have never been declared or paid on our common stock, and we do not anticipate such a declaration or payment for the foreseeable future. We expect to use future earnings, if any, to fund business growth. Therefore, stockholders will not receive any funds absent a sale of their shares of common stock. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if our stock price appreciates. We cannot assure stockholders of a positive return on their investment when they sell their shares, nor can we assure that stockholders will not lose the entire amount of their investment.

Being a public company is expensive and administratively burdensome.

As a public reporting company, we are subject to the information and reporting requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and other federal securities laws, rules and regulations related thereto, including compliance with the Sarbanes-Oxley Act. Complying with these laws and regulations requires the time and attention of our Board of Directors and management, and increases our expenses. Among other things, we are required to:

●
maintain and evaluate a system of internal controls over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act and the related rules and regulations of the SEC and the Public Company Accounting Oversight Board;

●	maintain policies relating to disclosure controls and procedures;

●	prepare and distribute periodic reports in compliance with our obligations under federal securities laws;

●	institute a more comprehensive compliance function, including with respect to corporate governance; and

●	involve, to a greater degree, our outside legal counsel and accountants in the above activities.

The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC and furnishing audited reports to stockholders are expensive and much greater than that of a privately-held company, and compliance with these rules and regulations may require us to hire additional financial reporting, internal controls and other finance personnel, and will involve a material increase in regulatory, legal and accounting expenses and the attention of management. There can be no assurance that we will be able to comply with the applicable regulations in a timely manner, if at all. In addition, being a public company makes it more expensive for us to obtain director and officer liability insurance. In the future, we may be required to accept reduced coverage or incur substantially higher costs to obtain this coverage.

If we fail to establish and maintain an effective system of internal control, we may not be able to report our financial results accurately or to prevent fraud.  Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our common stock.

Effective internal control is necessary for us to provide reliable financial reports and prevent fraud.  If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed.  As a result, our small size and any current internal control deficiencies may adversely affect our financial condition, results of operation and access to capital.  We have not performed an in-depth analysis to determine if historical un-discovered failures of internal controls exist, and may in the future discover areas of our internal control that need improvement.

Public company compliance may make it more difficult to attract and retain officers and directors.

The Sarbanes-Oxley Act and new rules subsequently implemented by the SEC have required changes in corporate governance practices of public companies.  As a public company, we expect these new rules and regulations to increase our compliance costs in 2015 and beyond and to make certain activities more time consuming and costly.  As a public company, we also expect that these new rules and regulations may make it more difficult and expensive for us to obtain director and officer liability insurance in the future and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage.  As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers.

You could lose all of your investment.

An investment in our securities is speculative and involves a high degree of risk. Potential investors should be aware that the value of an investment in the Company may go down as well as up. In addition, there can be no certainty that the market value of an investment in the Company will fully reflect its underlying value. You could lose your entire investment.

You may experience dilution of your ownership interests because of the future issuance of additional shares of our common or preferred stock or other securities that are convertible into or exercisable for our common or preferred stock.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders.  We are authorized to issue an aggregate of 200,000,000 shares of common stock and 20,000,000 shares of “blank check” preferred stock. We may issue additional shares of our common stock or other securities that are convertible into or exercisable for our common stock in connection with hiring or retaining employees, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes.  The future issuance of any such additional shares of our common stock may create downward pressure on the trading price of the common stock. We will need to raise additional capital in the near future to meet our working capital needs, and there can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with these capital raising efforts, including at a price (or exercise or conversion prices) below the price an investor paid for stock.

The ability of our Board of Directors to issue additional stock may prevent or make more difficult certain transactions, including a sale or merger of the Company.

Our Board of Directors is authorized to issue up to 20,000,000 shares of preferred stock with powers, rights and preferences designated by it.  See “Preferred Stock” in the section of this Current Report titled “Description of Securities.” Shares of voting or convertible preferred stock could be issued, or rights to purchase such shares could be issued, to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control of the Company.  The ability of the Board of Directors to issue such additional shares of preferred stock, with rights and preferences it deems advisable, could discourage an attempt by a party to acquire control of the Company by tender offer or other means.  Such issuances could therefore deprive stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price for their shares in a tender offer or the temporary increase in market price that such an attempt could cause.  Moreover, the issuance of such additional shares of preferred stock to persons friendly to the Board of Directors could make it more difficult to remove incumbent officers and directors from office even if such change were to be favorable to stockholders generally.

There currently is no active public market for our common stock and there can be no assurance that an active public market will ever develop. Failure to develop or maintain a trading market could negatively affect the value of our common stock and make it difficult or impossible for you to sell your shares.

There is currently no active public market for shares of our common stock and one may never develop. Our common stock is quoted on the OTC Markets. The OTC Markets is a thinly traded market and lacks the liquidity of certain other public markets with which some investors may have more experience. We may not ever be able to satisfy the listing requirements for our common stock to be listed on a national securities exchange, which is often a more widely-traded and liquid market. Some, but not all, of the factors which may delay or prevent the listing of our common stock on a more widely-traded and liquid market include the following: our stockholders’ equity may be insufficient; the market value of our outstanding securities may be too low; our net income from operations may be too low; our common stock may not be sufficiently widely held; we may not be able to secure market makers for our common stock; and we may fail to meet the rules and requirements mandated by the several exchanges and markets to have our common stock listed. Should we fail to satisfy the initial listing standards of the national exchanges, or our common stock is otherwise rejected for listing, and remains listed on the OTC Markets or is suspended from the OTC Markets, the trading price of our common stock could suffer and the trading market for our common stock may be less liquid and our common stock price may be subject to increased volatility, making it difficult or impossible to sell shares of our common stock.

Our common stock is subject to the “penny stock” rules of the SEC and the trading market in the securities is limited, which makes transactions in the stock cumbersome and may reduce the value of an investment in the stock.

Rule 15g-9 under the Exchange Act establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions.  For any transaction involving a penny stock, unless exempt, the rules require: (a) that a broker or dealer approve a person’s account for transactions in penny stocks; and (b) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must: (a) obtain financial information and investment experience objectives of the person and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form: (a) sets forth the basis on which the broker or dealer made the suitability determination; and (b) confirms that the broker or dealer received a signed, written agreement from the investor prior to the transaction.  Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules.  This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our common stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker or dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions.  Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Our stock may be traded infrequently and in low volumes, so you may be unable to sell your shares at or near the quoted bid prices if you need to sell your shares.

Until our common stock is listed on a national securities exchange such as the New York Stock Exchange or the Nasdaq Stock Market, we expect our common stock to remain eligible for quotation on the OTC Markets, or on another over-the-counter quotation system, or in the “pink sheets.” In those venues, however, the shares of our common stock may trade infrequently and in low volumes, meaning that the number of persons interested in purchasing our common shares at or near bid prices at any given time may be relatively small or non-existent. An investor may find it difficult to obtain accurate quotations as to the market value of our common stock or to sell his or her shares at or near bid prices or at all. In addition, if we fail to meet the criteria set forth in SEC regulations, various requirements would be imposed by law on broker-dealers who sell our securities to persons other than established customers and accredited investors. Consequently, such regulations may deter broker-dealers from recommending or selling our common stock, which may further affect the liquidity of our common stock. This would also make it more difficult for us to raise capital.

Our stock price may be volatile.

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

●	changes in our industry;
●	competitive pricing pressures;
●	our ability to obtain working capital financing;
●	additions or departures of key personnel;
●	sales of our common stock;
●	our ability to execute our business plan;
●	operating results that fall below expectations;
●	loss of any strategic relationship;
●	regulatory developments; and
●	economic and other external factors.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

If our stockholders sell substantial amounts of our common stock in the public market, including upon the expiration of any statutory holding period under Rule 144, or issued upon the conversion of preferred stock or exercise of warrants, it could create a circumstance commonly referred to as an "overhang" and in anticipation of which the market price of our common stock could fall.  The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

Because we became public by means of a reverse merger, we may not be able to attract the attention of major brokerage firms.

There may be risks associated with us becoming public through a “reverse merger.” Securities analysts of major brokerage firms may not provide coverage of us since there is no incentive to brokerage firms to recommend the purchase of our common stock.  No assurance can be given that brokerage firms will, in the future, want to conduct any secondary offerings on our behalf.

 Investor relations activities, nominal “float” and supply and demand factors may affect the price of our stock.

The Company expects to utilize various techniques such as non-deal road shows and investor relations campaigns in order to create investor awareness for the Company.  These campaigns may include personal, video and telephone conferences with investors and prospective investors in which our business practices are described.  The Company may provide compensation to investor relations firms and pay for newsletters, websites, mailings and email campaigns that are produced by third-parties based upon publicly-available information concerning the Company. The Company does not intend to review or approve the content of such analysts’ reports or other materials based upon analysts’ own research or methods.  Investor relations firms should generally disclose when they are compensated for their efforts, but whether such disclosure is made or complete is not under our control.   In addition, investors in the Company may, from time to time, also take steps to encourage investor awareness through similar activities that may be undertaken at the expense of the investors.  Investor awareness activities may also be suspended or discontinued which may impact the trading market our common stock.

The SEC and FINRA enforce various statutes and regulations intended to prevent manipulative or deceptive devices in connection with the purchase or sale of any security and carefully scrutinize trading patterns and company news and other communications for false or misleading information, particularly in cases where the hallmarks of “pump and dump” activities may exist, such as rapid share price increases or decreases.  We, and our shareholders may be subjected to enhanced regulatory scrutiny due to the small number of holders who initially will own the registered shares of our common stock publicly available for resale, and the limited trading markets in which such shares may be offered or sold which have often been associated with improper activities concerning penny-stocks, such as the OTCQB Marketplace or the OTCPink Marketplace (Pink OTC) or pink sheets.  Until such time as our restricted shares are registered or available for resale under Rule 144, there will continue to be a small percentage of shares held by a small number of investors, many of whom acquired such shares in privately negotiated purchase and sale transactions, which will constitute the entire available trading market.  The Supreme Court has stated that manipulative action is a term of art connoting intentional or willful conduct designed to deceive or defraud investors by controlling or artificially affecting the price of securities.  Often times, manipulation is associated by regulators with forces that upset the supply and demand factors that would normally determine trading prices.  Since a small percentage of the outstanding common stock of the Company will initially be available for trading, held by a small number of individuals or entities, the supply of our common stock for sale will be extremely limited for an indeterminate amount of time, which could result in higher bids, asks or sales prices than would otherwise exist.  Securities regulators have often cited factors such as thinly-traded markets, small numbers of holders, and awareness campaigns as hallmarks  of claims of price manipulation and other violations of law when combined with manipulative trading, such as wash sales, matched orders or other manipulative trading timed to coincide with false or touting press releases. There can be no assurance that the Company’s or third-parties’ activities, or the small number of potential sellers or small percentage of stock in the “float,” or determinations by purchasers or holders as to when or under what circumstances or at what prices they may be willing to buy or sell stock will not artificially impact (or would be claimed by regulators to have affected) the normal supply and demand factors that determine the price of the stock.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

This discussion should be read in conjunction with the other sections of this Report, including “Risk Factors,” “Description of Business” and the Financial Statements attached hereto pursuant to Item 9.01 and the related exhibits.  The various sections of this discussion contain a number of forward-looking statements, all of which are based on our current expectations and could be affected by the uncertainties and risk factors described throughout this Report.  See “Forward-Looking Statements.” Our actual results may differ materially.

The following discussion provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read along with our financial statements and notes thereto contained elsewhere in this  Report. The following discussion and analysis contains forward-looking statements, which involve risks and uncertainties. Our actual results may differ significantly from the results, expectations and plans discussed in these forward-looking statements.  As used in this Management’s Discussion and Analysis of Financial Condition and Results of Operations, all references to “we,” “our” and “us” for periods prior to the closing of the Acquisition refer to the costs and revenues related to the Globalstar Contracts, and for periods subsequent to the closing of the Acquisition refer to the Company as owner of the Purchased Assets.

Overview and Recent History

On December 10, 2014, the Company purchased from Global Telesat Corp., a Virginia corporation (“GTC”) certain assets related to GTC’s contracts with Globalstar, Inc. and Globalstar LLC (the “Globalstar Contracts”) for a purchase price of $250,000 pursuant to an asset purchase agreement (the “Asset Purchase Agreement”) by and among the Company, its wholly owned subsidiary Orbital Satcom Corp., a Nevada corporation (“Orbital Sub”), GTC and GTC’s sole owner World Surveillance Group, Inc., a Delaware corporation (“World”, and, together with the Company, GTC and Orbital Sub, the “Parties”).     On December 10, 2014, the Company, Orbital Sub, GTC and World entered into the License Agreement pursuant to which GTC granted to Orbital Sub a fully-paid and irrevocable non-exclusive license to use the appliques described in, purchased or procured pursuant to the Globalstar Contracts (the “Globalstar Appliques”).   The accompanying  financial statements represent the interests in the revenue sales and cost of sales of the satellite airtime and trackers acquired by the Company  from GTC on December 10, 2014.

The statements of revenue sales and cost of sales have been derived from the Company’s historical financial records and prepared on the accrual basis of accounting. Sales and cost of sales relate to the historical sales and costs of sales of GTC for the years ended September 30, 2014 and 2013, respectively. The revenues are recognized on the sales method when the product is sold or service rendered to a purchaser at a fixed or determinable price, when delivery has occurred or service has been provided and, and if collectability of the revenue is probable.

The statements of revenue sales and cost of sales are not indicative of the financial condition or results of operations of the Company Great West going forward due to the omission of various operating expenses. Certain costs, such as depreciation and amortization, payroll, general and administrative expenses and interest expense were not allocated.

Historical financial statements reflecting financial position, results of operations and cash flows required by accounting principles generally accepted in the United States of America are not presented as such information is not available, nor is it practicable to obtain such information in these circumstances. Historically, no allocation of general and administrative, interest expense, corporate taxes, accretion of asset retirement obligations, and depreciation, depletion and amortization was made. Accordingly, the statements of sales and cost of sales are presented in lieu of the financial statements required under Rule 3-01 and Rule 3-02 of the Securities and Exchange Commission's Regulation S-X.

The Business

Following consummation of the Asset Purchase Agreement and License Agreement the Company provides mobile voice and data communications services globally via satellite to the U.S. government, defense industry and commercial users. The Company specializes in services related to the Globalstar satellite constellation, including satellite telecommunications voice airtime, tracking devices and services, and ground station construction.  The Company plans to create an e-commerce mobile satellite solutions portal and to seek to qualify as an authorized reseller of satellite telecommunications equipment and services offered by leading satellite network providers such as Globalstar, Inmarsat, Iridium, Globalstar and Thuraya.

Current Focus and Plan of Operation

Following consummation of the Asset Purchase Agreement and License Agreement we provide mobile voice and data communications services globally via satellite to the U.S. government, defense industry and commercial users. We specialize in services related to the Globalstar satellite constellation, including satellite telecommunications voice airtime, tracking devices and services, and ground station construction.

Related Party Transactions

During the years ended September 30, 2014 and 2013, $3,185 and $8,760, respectively, of the revenues received in connection with the Globalstar Contracts were received from a company associated with our consultant David Phipps, Mr. Phipps was an officer of GTC and an officer and sole owner of such related party.

During the years ended September 30, 2014 and 2013, $3,477 and $8,790 respectively, of the expenses incurred in connection with the Globalstar Contracts were incurred in connection with GTC’s transactions with Mr. Phipps’ company.

Results of Operations For The Year Ended September 30, 2014 and 2013

The Globalstar Contracts generated revenues from operations in the amount of  $343,734 for the year ended September 30, 2014 and $ 90,154 for the year ended September 30, 2013, an increase of $253,580 or 74%.

The increase in revenues was primarily due to increases in sales of our satellite tracking devices.

The Globalstar Contracts generated direct operating costs of $97,691 for the year ended September 30, 2014 as compared to $22,849for the year ended September 30, 2013, an increase of $74,842 or 328%.

This increase was primarily attributable to increased marketing, promotional and website-related expenses.

Liquidity and Capital Resources

The total cash and cash equivalents relating to the Globalstar Contracts as of September 30, 2014 was nil. In addition, there were no assets or liabilities as of September 30, 2014

We will need to raise capital to implement our business plan and continue operations for any length of time. We are seeking alternative sources of financing, through private placement of securities and loans from our shareholders in order for us to maintain our operations. We cannot guarantee that we will be successful in raising additional cash resources for our operations nor that the financing will not be dilutive to existing shareholders.

Critical Accounting Policies

Our discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses. In consultation with our Board of Directors, we have identified several accounting principles that we believe are key to the understanding of our financial statements. These important accounting policies require management’s most difficult, subjective judgments.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Codification subtopic 605-10, Revenue Recognition (“ASC 605-10”) which requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded.

ASC 605-10 incorporates Accounting Standards Codification subtopic 605-25, Multiple-Element Arraignments (“ASC 605-25”). ASC 605-25 addresses accounting for arrangements that may involve the delivery or performance of multiple products, services and/or rights to use assets. The effect of implementing 605-25 on the Company's financial position and results of operations was not significant.

Accounting for Stock-Based Compensation

We account for stock, stock options and warrants using the fair value method promulgated by Accounting Standards Codification subtopic 480-10, Distinguishing Liabilities from Equity (“ASC 480-10”) which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services. Therefore, our results include non-cash compensation expense as a result of the issuance of stock, stock options and warrants and we expect to record additional non-cash compensation expense in the future.

We follow Accounting Standards Codification subtopic 718-10, Compensation (“ASC 718-10”) which requires that all share-based payments to both employees and non-employees be recognized in the income statement based on their fair values.

Off Balance Sheet Transactions

We do not have any off-balance sheet transactions.

Recently Issued Accounting Pronouncements

There were various updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to a have a material impact on our consolidated financial position, results of operations or cash flows.

Inflation

We do not believe that inflation has had a material effect on our business, financial condition or results of operations. If our costs were to become subject to significant inflationary pressures, we may not be able to fully offset such higher costs through price increases. Our inability or failure to do so could adversely affect our business, financial condition and results of operations.

Security Ownership of Certain Beneficial Owners and Management

The following tables sets forth, as of December 16, 2014, the number of and percent of the Company’s common stock beneficially owned by: (1) all directors and nominees, naming them; (2) our executive officers; (3) our directors and executive officers as a group, without naming them; and (4) persons or groups known by us to own beneficially 5% or more of our voting securities.

A person is deemed to be the beneficial owner of securities that can be acquired by him within 60 days from December 16, 2014 upon the exercise of options, warrants or convertible securities. Each beneficial owner’s percentage ownership is determined by assuming that options, warrants or convertible securities that are held by him, but not those held by any other person, and which are exercisable within 60 days of December 16, 2014have been exercised and converted.

Title of Class	Name of Beneficial Owner	Shares Beneficially Owned(1)		Percentage of Common Stock (%)(1)
Officers and Directors
Common Stock	David Rector	0		-
All Officers and Directors as a Group (1 person)
		0		-

5% Holders
Common Stock	Sandor Capital Master Fund LP (2)	8,103,268	(3)	58.16%
	Point Capital, Inc. (4)	2,000,000	(5)	14%
	Auracana LLC (6)	21,466	(7)	29%

(1)	The percentage of common stock and the shares beneficially owned are calculated based on 13,933,172 shares of common stock issued and outstanding on December 16, 2014.
(2)
John Lemak is the manager and a control person of Sandor Master Capital Fund L.P. and in such position is deemed to hold voting and dispositive power over securities of the Company held by Sandor Master Capital Fund L.P.

(3)
Does not include 750,000 shares of Series D Preferred Stock, because pursuant to the terms of the Series D Convertible Preferred Stock, the holders cannot convert any of the Series D Convertible Preferred Stock if such holders would beneficially own, after any such conversion, more than 9.99% of the outstanding shares of common stock (the “4.99% Blocker”). The number of shares and percentage set forth in the table give effect to the 4.99% Blocker.

(4)
Eric Weisblum is the President and a control person of Point Capital, Inc. and in such position is deemed to hold voting and dispositive power over securities of the Company held by Point Capital, Inc.

(5)
Does not include 100,000 shares of Series D  Preferred Stock, because pursuant to the terms of the Series D Convertible Preferred Stock, the holders cannot convert any of the Series D Convertible Preferred Stock if such holders would beneficially own, after any such conversion, more than 4.99% of the outstanding shares of common stock. The number of shares and percentage set forth in the table give effect to the 4.99% Blocker.

(6)	Glenn Kesner is the president and a control person of Auracana, LLC and in such position is deemed to hold voting and dispositive power over securities of the Company held by Auracana LLC.
(7)
Includes 20,000 shares of Series A Preferred Stock held by Auracana, LLC.  Each share of Series A Preferred Stock is convertible into shares of common stock on a one-to-one basis and has the voting power of 250 shares of common stock.

Executive Officers and Directors

           David Rector, 67, was appointed to the Company’s board of directors on September 24, 2014 and as the Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer on October 15, 2014.  Mr. Rector currently serves as the Chief Operating Officer and as a Director of MV Portfolios, Inc. Mr. Rector has been a director of Sevion Theraputics Inc. (formerly Senesco Technologies, Inc.), a publicly traded company, since February 2002.  Mr. Rector also serves as a director and member of the compensation and audit committee of DGSE Companies, Inc. (formerly the Dallas Gold and Silver Exchange Inc.), a publicly traded company. Since 1985, Mr. Rector has been the Principal of The David Stephen Group, which provides enterprise consulting services to emerging and developing companies in a variety of industries. From November 2012 through January 28, 2014, Mr. Rector has served as the CEO, President and a director of Vaporin, Inc. (formerly known as Valor Gold Corp.).  From February 2012 through December 31, 2012, Mr. Rector served as the VP Finance & Administration of Pershing Gold Corp. From May 2011 through February 2012, Mr. Rector served as the President of Sagebrush Gold, Ltd. From October 2009 through August 2011, Mr. Rector had served as President and CEO of Li3 Energy, Inc. From July 2009 through May 2011, Mr. Rector had served as President and CEO of Nevada Gold Holdings, Inc. From September 2008 through November 2010, Mr. Rector served as President and CEO Universal Gold Mining Corp. From October 2007 through February 13, 2013, Mr. Rector served as President and CEO of Standard Drilling, Inc. From 2007 through 2009, Mr. Rector served as a director of RxElite, Inc., which filed for bankruptcy in May 2010. From May 2004 through December 2006, Mr. Rector had served in senior management positions with Nanoscience Technologies, Inc., a development stage company engaged in the development of DNA Nanotechnology. From 1983 until 1985, Mr. Rector served as President and General Manager of Sunset Designs, Inc., a domestic and international manufacturer and marketer of consumer product craft kits, and a wholly-owned subsidiary of Reckitt & Coleman N.A. From 1980 until 1983, Mr. Rector served as the Director of Marketing of Sunset Designs. From 1971 until 1980, Mr. Rector served in progressive roles in the financial and product marketing departments of Crown Zellerbach Corporation, a multi-billion dollar pulp and paper industry corporation.  Mr. Rector was chosen as a director based on his knowledge of public company management, corporate governance and the mining industry in general.

Executive Compensation

The following table summarizes the overall compensation earned over each of the past two fiscal years ending December 31, 2013 by each person who served as our principal executive officer during fiscal 2013.

Summary Compensation Table

Name andPrincipal Position	Year	Salary ($)	Stock Awards ($)(1)		All Other Compensation ($)	Total ($)
Andrew Uribe (Former Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer) (2)	2013	0	0		0	0
Daniel Bleak (3)	2013	0	0		0	0
(Former Chief Executive Officer, Chief Financial Officer and Chairman)	2012	12,775	3,500,000	(4)	—	3,512,775

(1)
Reflects the grant date fair values of stock awards calculated in accordance with FASB Accounting Standards Codification Topic 718.  All stock awards have been adjusted for our 1:150 reverse stock split effective March 28, 2014.

(2)
Mr. Uribe was appointed as our Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer on November 8, 2013.  He resigned from all officer positions with the Company on January 21, 2014.

(3)
Mr. Bleak was appointed as our Chairman and Chief Executive Officer on May 2, 2011 and as our Chief Financial Officer on May 11, 2011.  He resigned from all officer and director positions on November 8, 2013.

(4)
In connection with his appointment on May 2, 2011, Daniel Bleak was awarded 66,667 shares of common stock and a five year option to purchase 200,000 shares of our common stock.  The option was exercisable for cash or shares of common stock at an exercise price of $7.50 per share as to one third of the number of shares granted on each of the first, second and third anniversaries of the date of grant.  The option was cancelled on February 21, 2012 and the 66,667 shares were cancelled on November 8, 2013.  Mr. Bleak was issued 166,667 shares on February 21, 2012 as compensation for his services.    These shares were cancelled on November 8, 2013 in connection with Mr. Bleak's resignation from all of his positions with the Company.

Agreements

        Effective April 3, 2011 we entered into a consulting agreement with Mr. Bleak that terminated on June 30, 2011, pursuant to which we paid Mr. Bleak $5,000 a month for three months as compensation for his professional services.

On June 1, 2011, we entered into a one year services and employee leasing agreement with MJI Resource Management Corp. pursuant to which it made available to us six of its employees, including Mr. Bleak, for the purpose of performing management, operations, legal, accounting and resource location services. The agreement stipulated that we pay MJI Resource Management Corp. $15,000 a month and the six employees an aggregate of $11,000 a month under this agreement in each of June and July 2011, provided however, that such payments may be adjusted for additional services. The agreement was amended on August 1, 2011 such that, commencing in August 2011, we were to pay MJI Resource Management Corp. $25,000 a month and the six employees an aggregate of $11,000 a month, as such payments may be adjusted for additional services. The agreement was further amended on October 1, 2011 to extend its term to five years. Pursuant to this agreement, from the period from June 1, 2011 through December 31, 2011, we paid MJI Resource Management Corp. a total of $155,000, we directly paid the six employees $169,471 and we paid certain subcontractors $17,255. We paid Mr. Bleak a total of $75,828 pursuant to this agreement. For the fiscal year December 31, 2012, we directly paid the six employees $14,565 and we paid certain subcontractors $3,083. We paid Mr. Bleak a total of $12,775 pursuant to this agreement.

In connection with his appointment on May 2, 2011, Daniel Bleak was awarded 66,667 shares of common stock and a five year option to purchase 200,000 shares of our common stock.  The option was exercisable for cash or shares of common stock at an exercise price of $7.50 per share as to one third of the number of shares granted on each of the first, second and third anniversaries of the date of grant.  The option was cancelled on February 21, 2012 and the 66,667 shares were cancelled on November 8, 2013.  Mr. Bleak was issued 166,667 shares on February 21, 2012 as compensation for his services.    These shares were cancelled on November 8, 2013 in connection with Mr. Bleak's resignation from all of his positions with the Company.

On January 21, 2014, we entered into an employment agreement with Mr. Avery whereby he agreed to serve as the Chief Executive Officer and Chairman of the board of directors for a period of two years in consideration for a base salary of $30,000 per month, subject to adjustment upon the occurrence of certain events, and an option under the Company’s 2014 Equity Incentive Plan to purchase up to 7.5% of the outstanding common stock of the Company calculated on a post-Transaction pro forma basis at a per share price of $0.0001, which shall vest as follows: (i) 10% immediately on January 21, 2014, (ii) 45% on January 21, 2015 and (iii) the remaining 45% on January 21, 2016.  “Transaction” is defined as (a) the consummation of a private placement of the Company’s securities in which the Corporation receives gross proceeds of at least $1,000,000 and (b) the acquisition of at least fifty lease holdings in the Holbrook Basin in Arizona.  Mr. Avery resigned from all positions with the Company on August 18, 2014, and, in exchange for release from his the non-competition clauses in his employment agreement, released the Company from all claims.

On January 21, 2014, Glenn Kesner was appointed as our secretary.  Also on such date we entered into a consulting agreement with Glenn Kesner pursuant to which Mr. Kesner agreed to provide administrative and management services to the Company for compensation of $7,500 per month and reimbursement for the cost of group family health insurance.

On October 15, 2014, Glenn Kesner resigned as the Secretary of the Company.  The Company entered into a separation agreement with Mr. Kesner pursuant to which, in exchange for a release of all claims against the Company, he received a one-time severance payment of $5,000.

Director Compensation

The compensation paid to Mr. Bleak for the years ending December 31, 2012 and 2013 is fully set forth above.  John Eckersley and Joe Wilkins, former directors, did not receive any compensation for their services as our directors for the years ending December 31, 2012 and 2013.

On January 21, 2014, the board approved non-employee director fees of $1,000 per month and issued to each of Andrew Uribe and Mohit Bhansali, former directors of the Company, a four year option to purchase up to 30,000 shares of the Company’s issued and outstanding common stock at a cashless exercise price of $0.0001 per share.  The Company has not paid Mr. Uribe and Mr. Bhansali the monthly fees.

On October 15, 2014, each of Andrew Uribe and Mohit Bhansali resigned from the Board of Directors of the Company.  The Company entered into separation agreements with each of Mr. Uribe and Mr. Bhansali pursuant to which, in exchange for a release of all claims against the Company, each received a one-time severance payment of $2,500.
Certain Relationships and Related Transactions

SEC rules require us to disclose any transaction or currently proposed transaction in which the Company is a participant and in which any related person has or will have a direct or indirect material interest involving the lesser of $120,000 or one percent (1%) of the average of the Company’s total assets as of the end of last two completed fiscal years. A related person is any executive officer, director, nominee for director, or holder of 5% or more of the Company’s common stock, or an immediate family member of any of those persons.

 On February 29, 2012, we entered into a note purchase agreement with Daniel Bleak, a former officer and director, pursuant to which we sold him $23,529 of convertible promissory notes at an aggregate purchase price of $20,000.

 On February 29, 2012, we entered into a note purchase agreement with Sandor Capital Master Fund LP, a holder of 5% or more of our securities, pursuant to which we sold it $14,706 of convertible promissory notes at an aggregate purchase price of $12,500.

During the fiscal year ended December 31, 2012 we were party to a services and employee leasing agreement with MJI Resource Management Corp. (“MJI”) pursuant to which MJI made available to us six of its employees, including our former officer and director Daniel Bleak for the purpose of performing management, operations, legal, accounting and resource location services.  We directly paid the six employees $14,565 and we paid Mr. Bleak $12,775.

  On May 9, 2012, we issued $37,500 of our 6% convertible debentures for an aggregate purchase price of $37,500 to Michael Brauser, a holder of 5% of our securities.  In connection with the agreement, Mr. Brauser received a warrant to purchase 5,000 shares of our common stock. The warrant is exercisable for a period of five years from the date of issuance at an initial exercise price of $7.50, subject to adjustment in certain circumstances. The holder may exercise the warrant on a cashless basis if the fair market value (as defined in the warrant) of one share of common stock is greater than the initial exercise price.

On November 8, 2013 we amended all $137,500 outstanding notes issued to Mr. Brauser to change the conversion price from $7.50 to $4.50 and issued Mr. Brauser 30,556 shares upon conversion of the debt.

On November 8, 2013 we amended a $14,706 note issued to Sandor Capital Master Fund LP, a 5% holder at the time, to change the conversion price from $7.50 to $4.50 and issued to Sandor Capital Master Fund LP 3,268 shares upon his conversion of the note.

On November 8, 2013 we amended the $23,529 note issued to Mr. Bleak to change the conversion price from $7.50 to $4.50 and issued Mr. Bleak 5,229 shares upon his conversion of the note.

On November 8, 2013, Mr. Bleak cancelled 230,000 shares (on a post reverse-split basis) owned by him in connection with his resignation from all positions with the Company.

On November 8, 2013 we entered into a debt forgiveness agreement with MJI, pursuant to which MJI forgave (i) $1,264,253 owed to it pursuant to outstanding invoices less $175,000 and (ii) all other debt incurred by the Company from January 1, 2011 through the November 8, 2013.  We agreed to pay MJI $175,000 upon the closing of a “Financing”, as such term is defined in the debt forgiveness agreement.  The $175,000 may be paid as (i) a cash payment, (ii) conversion into the applicable dollar amount of securities issued by the Company in the Financing upon the same terms provided to the other investors in the Financing or (iii) a combination of (i) and (ii). The Company is currently disputing the amount owed to MJI pursuant to the debt forgiveness agreement.

         On January 21, 2014, we entered into a securities purchase agreement with Auracana LLC, an entity owned by Glenn Kesner, our Secretary on such date, pursuant to which we sold to Auracana our wholly owned subsidiaries H-Hybrid Technologies, Inc., a Florida corporation, and RZ Acquisition Corp., a New York corporation.   We sold the subsidiaries to Auracana for a purchase price of $1.00, in part, as compensation for Mr. Kesner’s prior services as an officer and director during the fiscal years ending December 31, 2010 and 2011.  The terms and purchase price were not based upon an arms length negotiation and were determined arbitrarily in order to dispose of such businesses in connection with the plans to enter into the potash business, which was subsequently abandoned by the Company.

 Between March 2014 and May 2014, Marlin Capital Investments, LLC, an entity affiliated with Barry Honig, a 5% shareholder at the time, loaned a total of $35,000 to the Company without interest.

On September 30, 2014, Sandor Capital Master Fund LP, a 5% holder at the time, purchased 8 million shares of our common stock at a purchase price of $0.05 per share.

On October 15, 2014, we entered into an exchange agreement with Sandor Capital Master Fund LP, who had purchased the $35,000 note from Marlin Capital Investments, LLC.   Pursuant to the exchange agreement, Sandor Capital Master Fund LP exchanged the note and relinquished any and all other rights it may have pursuant to the note in exchange for 750,000 shares of our newly designated Series D Preferred Stock.

Also on October 15, 2014, the Company entered into a series of exchange agreements with Michael Brauser, Barry Honig and affiliates of Barry Honig who had previously converted outstanding debentures but who were still owed unpaid interest on the debentures in the aggregate amount of $98,274.  Pursuant to the exchange agreements, the holders exchanged the right to receive unpaid interest and relinquished any and all other rights they may have pursuant to the debentures in exchange for 4,250,000 shares of newly designated Series D Preferred Stock.  Michael Brauser exchanged $65,872 in outstanding interest for 2,125,000 shares of Series D Preferred Stock and Barry Honig and affiliated parties exchanged $32,402 in outstanding interest for an aggregate of 2,125,000  shares of Series D Preferred Stock.

Description of Capital Stock

We have authorized capital stock consisting of 200,000,000 shares of common stock and 20,000,000 shares of preferred stock. At December 16, 2014, we had 13,933,172 shares of common stock issued and outstanding and 5,026,666 shares of preferred stock issued and outstanding.

Common Stock

The holders of common stock are entitled to one vote per share.  Our certificate of incorporation does not provide for cumulative voting.  The holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of legally available funds.  Upon liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all assets that are legally available for distribution.  The holders of our common stock have no preemptive, subscription, redemption or conversion rights.  The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of the board of directors and issued in the future.

Preferred Stock

The board of directors is authorized, subject to any limitations prescribed by law, without further vote or action by the stockholders, to issue from time to time shares of preferred stock in one or more series.  Each such series of preferred stock shall have such number of shares, designations, preferences, voting powers, qualifications, and special or relative rights or privileges as shall be determined by the board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.  At December 16, 2014:

●	20,000 shares of preferred stock were designated as Series A Convertible Preferred Stock (the “Series A Preferred Stock”), of which 20,000 shares were issued and outstanding;
●	30,000 shares of preferred stock were designated as Series B Convertible Preferred Stock (the “Series B Preferred Stock”), of which 6,666 shares were issued and outstanding;
●	3,000,000 shares of preferred stock were designated as Series C Convertible Preferred Stock (the “Series C Preferred Stock”), of which 0 shares were issued and outstanding; and
●	5,000,000 shares of preferred stock were designated as Series D Convertible Preferred Stock (the “Series D Preferred Stock”), of which 5,000,000 shares were issued and outstanding.

Series A Convertible Preferred Stock

On March 28, 2014, in connection with our merger with and into our former subsidiary Great West Resources, Inc., each issued and outstanding share of our Series A Preferred Stock, par value $0.0001 per share, was converted into 1/150th shares of Series A Preferred Stock, par value $0.0001 per share, for a total of 20,000 issued and outstanding shares of Series A Preferred Stock.  Pursuant to the Series A Certificate of Designation, the Company designated 20,000 shares of its blank check preferred stock as Series A Preferred Stock. Each share of Series A Preferred Stock is convertible into one share each of our common stock, subject to equitable adjustments after such events as stock dividends, stock splits or fundamental corporate transactions. The holders of our Series A Preferred Stock are entitled to 250 votes for each share of Series A Preferred Stock owned at the record date for the determination of shareholders entitled to vote, or, if no record date is established, at the date such vote is taken or any written consent of shareholders is solicited.  In the event of a  liquidation, dissolution or winding up of our business, the holder of the Series A Preferred Stock would have preferential payment and distribution rights over any other class or series of capital stock that provide for Series A Preferred Stock’s preferential payment and over our common stock.

Series B Convertible Preferred Stock

On March 28, 2014, in connection with our merger with and into our former subsidiary Great West Resources, Inc., each issued and outstanding share of our Series D Preferred Stock, par value $0.0001 per share, was converted into 1/150th shares of Series B Preferred Stock, par value $0.0001 per share, for a total of 6,666 issued and outstanding shares of Series B Preferred Stock.  Pursuant to the Series B Certificate of Designation, the Company designated 30,000 shares of its blank check preferred stock as Series B Convertible Preferred. Each share of Series B Preferred has a stated value of $0.0001 per share.  In the event of a liquidation, dissolution or winding up of the Company, the holder of the Series B Preferred Stock would have preferential payment and distribution rights over any other class or series of capital stock that provide for Series B Preferred Stock’s preferential payment and over our common stock. The Series B Preferred is convertible into five (5) shares of the Company’s common stock. The Company is prohibited from effecting the conversion of the Series B Preferred to the extent that, as a result of such conversion, the holder beneficially owns more than 4.99%, in the aggregate, of the issued and outstanding shares of common stock calculated immediately after giving effect to the issuance of shares of common stock upon the conversion of the Series B Preferred. Each share of Series B Preferred entitles the holder to vote on all matters voted on by holders of common stock as a single class. With respect to any such vote, each share of Series B Preferred entitles the holder to cast one (1) votes per share of Series B Preferred owned at the time of such vote, subject to the 4.99% beneficial ownership limitation.

Series C Convertible Preferred Stock

On October 10, 2014, the Company filed with the Secretary of State of the State of Nevada a Certificate of Designation for the Series C Preferred Stock, setting forth the rights, powers, and preferences of the Series C Preferred Stock.  Pursuant to the Series C Certificate of Designation, the Company designated 3,000,000 shares of its blank check preferred stock as Series C Preferred Stock. Each share of Series C Preferred Stock has a stated value of $0.0001 per share.  In the event of a liquidation, dissolution or winding up of the Company, the holder of the Series C Preferred Stock would have preferential payment and distribution rights over any other class or series of capital stock that provide for Series C Preferred Stock’s preferential payment and over our common stock. The Series C Preferred is convertible into ten (10) shares of the Company’s common stock. The Company is prohibited from effecting the conversion of the Series C Preferred Stock to the extent that, as a result of such conversion, the holder beneficially owns more than 4.99%, in the aggregate, of the issued and outstanding shares of common stock calculated immediately after giving effect to the issuance of shares of common stock upon the conversion of the Series C Preferred. Each share of Series C Preferred Stock entitles the holder to vote on all matters voted on by holders of common stock as a single class. With respect to any such vote, each share of Series C Preferred entitles the holder to cast ten (10) votes per share of Series C Preferred Stock owned at the time of such vote, subject to the 4.99% beneficial ownership limitation.    No shares of Series C Preferred Stock were issued as of December 16, 2014.

Series D Convertible Preferred Stock

On October 15, 2014, the Company filed with the Secretary of State of the State of Nevada a Certificate of Designation for the Series D Preferred Stock, setting forth the rights, powers, and preferences of the Series D Preferred Stock.  Pursuant to the Series D Certificate of Designation, the Company designated 5,000,000 shares of its blank check preferred stock as Series D Convertible Preferred Stock. Each share of Series D Preferred Stock has a stated value of $0.0001 per share.  In the event of a liquidation, dissolution or winding up of the Company, the holder of the Series D Preferred Stock would have preferential payment and distribution rights over any other class or series of capital stock that provide for Series D Preferred Stock’s preferential payment and over our common stock. The Series D Preferred is convertible into twenty (20) shares of the Company’s common stock. The Company is prohibited from effecting the conversion of the Series D Preferred Stock to the extent that, as a result of such conversion, the holder beneficially owns more than 4.99%, in the aggregate, of the issued and outstanding shares of common stock calculated immediately after giving effect to the issuance of shares of common stock upon the conversion of the Series D Preferred Stock.  Each share of Series D Preferred Stock entitles the holder to vote on all matters voted on by holders of common stock as a single class. With respect to any such vote, each share of Series D Preferred Stock entitles the holder to cast twenty (20) votes per share of Series D Preferred Stock owned at the time of such vote, subject to the 4.99% beneficial ownership limitation. All 5,000,000 shares of authorized Series D Preferred Stock were issued and outstanding on December 16, 2014.

Options

The maximum number of shares of common stock (as adjusted for the Company’s March 28, 2014 1:150 reverse split) that may be delivered pursuant to awards granted to eligible persons under the Company’s 2014 Equity Incentive Plan may not exceed 26,667 shares of common stock, subject to certain adjustments.  As of December 16, 2014, the Company has issued options to purchase an aggregate of 60,000 shares of common stock under its 2014 Equity Incentive Plan.  Each of Mohit Bhansali and Andrew Uribe, former directors, were issued options to purchase 30,000 shares at an exercise price of $0.0001 in January 2014.  The options were fully vested on the date of grant and shall expire in January 2018.

Warrants

As of the date hereof, the Company has issued and outstanding warrants to purchase an aggregate of 490,000 shares of common stock.  240,000 warrants have an exercise price of $3.75, 5,000 warrants have an exercise price of $4.50, and 245,000 warrants have an exercise price of $3.75.

Other Convertible Securities

As of the date hereof, other than the securities described above, the Company does not have any outstanding convertible securities.

Registration Rights

The Company has agreed to register for resale up to 10,000,000 shares of common stock sold in its October 10, 2014 private placement.  Each investor was granted registration rights whereby the Company will use its reasonable best efforts to have a “resale” registration statement filed with the Securities and Exchange Commission within thirty (30) days of the date all 700,000 units of its securities offered in the private placement are sold (the “Filing Date”) to register the shares of common stock underlying the units. Each unit consists of either (i) 40 shares of common stock or (ii) at the election of any purchaser who would, as a result of the purchase of units become a beneficial owner of five (5%) percent or greater of the outstanding common stock of the Company, four shares of the Company’s Series C Preferred Stock. The Company shall use its reasonable best efforts to cause the registration statement to be declared effective under the Securities Act within (120) days of the Filing Date (the “Effectiveness Date”).  The Company shall pay to investors a fee of 1% per month of the investors’ investment, payable in cash, for every thirty (30) day period up to a maximum of 6%, (i) following the Filing Date that the registration statement has not been filed and (ii) following the Effectiveness Date that the registration statement has not been declared effective; provided, however, that the Company shall not be obligated to pay any such liquidated damages if (i) the registrable securities that would other be covered by the registration statement may be sold without the requirement to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144 under the Securities Act or (ii) the Company is unable to fulfill its registration obligations as a result of rules, regulations, positions or releases issued or actions taken by the Commission pursuant to its authority with respect to “Rule 415”, and the Company registers at such time the maximum number of shares of common stock permissible upon consultation with the staff of the Commission.

Recent Sales of Unregistered Securities

On February 29, 2012 the Company entered into note purchase agreements with certain investors whereby it sold an aggregate of $105,882.35 of convertible promissory notes at an aggregate purchase price of $90,000.    The notes matured on February 28, 2013.  The face value of each note may be converted at the holder’s option, in whole or in part, at any time at least three months following the date of issuance into shares of the Company’s common stock at a conversion price of $7.50 per share (as adjusted for the Company’s March 28, 2014 reverse split), subject to adjustment in the case of stock splits, reclassifications, reorganizations, certain issuances at less than the conversion price and the like.  The above referenced securities were offered and sold in reliance on the exemption from registration afforded by Section 4(a)(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws.

On November 8, 2012, the Company entered into subscription agreements with certain investors whereby it sold an aggregate of 1,000,000 shares of its Series D Preferred Stock for an aggregate purchase price of $50,000.   The above referenced securities were offered and sold in reliance on the exemption from registration afforded by Section 4(a)(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws.  These shares of Series D Preferred Stock were converted into 6,667 Shares of Series B Preferred Stock in connection with the Company’s March 28, 2014 Reincorporation Merger.

On November 8, 2013, the Company entered into note amendment agreements with certain investors, including the February 29, 2012 investors, pursuant to which the parties agreed to change the conversion price of an aggregate of $243,382 convertible notes to $4.50 per share from $7.50 per share (as adjusted for the Company’s March 28, 2014 reverse split).  Also on November 8, 2013, the Company issued an aggregate of 54,085 shares of common stock in connection with the conversion of each of the amended notes at the new conversion price.  The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(a)(2) thereof, as a transaction by an issuer not involving a public offering.

On January 21, 2014, the Company issued to Patrick Avery, a former officer and director, an option under the Company’s 2014 Equity Incentive Plan to purchase up to 7.5% of the outstanding common stock of the Company calculated on a post-Transaction pro forma basis at a per share price of $0.0001, which was to vest as follows: (i) 10% immediately on January 21, 2014, (ii) 45% on January 21, 2015 and (iii) the remaining 45% on January 21, 2016.  “Transaction” was defined as (a) the consummation of a private placement of the Company’s securities in which the Corporation receives gross proceeds of at least $1,000,000 and (b) the acquisition of at least fifty lease holdings in the Holbrook Basin in Arizona.  The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(a)(2) thereof, as a transaction by an issuer not involving a public offering.  Mr. Avery agreed to forfeit this option in connection with his resignation from all positions with the Company on August 2014.

Also on January 21, 2014, the Company issued to each of Andrew Uribe and Mohit Bhansali, the Company’s non-employee directors at the time, a four year option to purchase up to 60,000  of the Company’s issued and outstanding common stock at a cashless exercise price of $0.0001 per share (as adjusted for the Company’s March 28, 2014 reverse split).  The options vested immediately.  The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(a)(2) thereof, as a transaction by an issuer not involving a public offering.

On September 30, 2014, the Company sold an aggregate of 200,000 units of its securities at a per unit purchase price of $2.00, in a private placement to certain accredited investors for gross proceeds of $400,000. Each unit consists of: forty (40) shares of the Company’s common stock or, at the election of any purchaser who would, as a result of purchase of units become a beneficial owner of five (5%) percent or greater of the outstanding common stock of the Company, four (4) shares of the Company’s newly designated Series C Preferred Stock, with each share convertible into ten (10) shares of common stock. The investor elected to receive 8 million shares of common stock.  On October 15, 2014, the Company sold an aggregate of 50,000 units for additional gross proceeds of $100,000 to an investor who elected to receive 2 million shares of common stock.  The above referenced securities were offered and sold in reliance on the exemption from registration afforded by Section 4(a)(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws.

On October 15, 2014, the Company entered into an exchange agreement with a holder of promissory notes in the aggregate principal face amount of $35,000 previously issued by the Company.  Pursuant to the exchange agreement, the holder exchanged the notes and relinquished any and all other rights it may have pursuant to the notes in exchange for 750,000 shares of newly designated Series D Convertible Preferred Stock.   The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(a)(2) thereof, as a transaction by an issuer not involving a public offering.

Also on October 15, 2014, the Company entered into a series of exchange agreements with certain former holders of convertible debentures who had previously converted the debentures but who were still owed unpaid interest on the debentures in the aggregate amount of $98,274.  Pursuant to the exchange agreements, the holders exchanged the right to receive unpaid interest and relinquished any and all other rights they may have pursuant to the debentures in exchange for 4,250,000 shares of newly designated Series D Preferred Stock.  The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(a)(2) thereof, as a transaction by an issuer not involving a public offering.

Market Price of and Dividends on Common Equity and Related Stockholder Matters

Market Information

Our common stock is currently eligible for quotation and trades on the OTC Markets under the symbol “GWST.” The quotation of our common stock under this symbol began on or about May 16, 2014. Prior to such date our common stock was eligible for quotation and trades under the symbol “SILV” since May 2011.  There has been very limited trading in our common stock to date.

The following table sets forth the high and low closing bid prices for our common stock for the fiscal quarter indicated as reported on OTC Markets, as adjusted for our March 28, 2014 reverse split. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions. Our common stock is very thinly traded and, thus, pricing of our common stock on OTC Markets does not necessarily represent its fair market value.  The last reported sales price of our common stock on the OTC Markets on December 15, 2014 was $0.51 per share.
Period	High	Low

1st quarter 2014	$9.00	$3.00
2nd quarter 2014	$9.95	$4.95
3rd quarter 2014	$4.95	$0.91

1st quarter 2013	$10.50	$3.00
2nd quarter 2013	$9.00	$3.00
3rd quarter 2013	$6.00	$3.00
4th quarter 2013	$4.50	$1.50

1st quarter 2012	$27.00	$10.50
2nd quarter 2012	$19.50	$9.00
3rd quarter 2012	$18.00	$10.50
4th quarter 2012	$15.00	$6.00

Holders

As of December 16, 2014, we had 13,933,172 shares of our common stock issued and outstanding held by approximately 398 stockholders of record.

Dividend Policy

We have never paid any cash dividends on our capital stock and do not anticipate paying any cash dividends on our common stock in the foreseeable future. We intend to retain future earnings to fund ongoing operations and future capital requirements. Any future determination to pay cash dividends will be at the discretion of our Board of Directors and will be dependent upon financial condition, results of operations, capital requirements and such other factors as the Board of Directors deems relevant.

Securities Authorized for Issuance under Equity Compensation Plans

We did not have any shares authorized for issuance under an equity incentive plan during the fiscal year ended December 31, 2013.

Indemnification of Directors and Officers

Neither our articles of incorporation nor bylaws prevent us from indemnifying our officers, directors and agents to the extent permitted under the Nevada Revised Statutes (“NRS”).  NRS Section 78.7502, provides that a corporation may indemnify any director, officer, employee or agent of a corporation against expenses, including fees, actually and reasonably incurred by him in connection with any defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein.

NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS Section 78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation.

Our charter provides that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the NRS, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract. Any repeal or modification of these provisions approved by our stockholders will be prospective only and will not adversely affect any limitation on the liability of any of our directors or officers existing as of the time of such repeal or modification.  We are also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the NRS would permit indemnification.

Our bylaws provide that a director or officer of the Company shall have no personal liability to the Company or its stockholders for damages for breach of fiduciary duty as a director or officer, except for damages for breach of fiduciary duty resulting from (a) acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law, or (b) the payment of dividends in violation of section 78.3900 of the NRS as it may from time to time be amended or any successor provision thereto.

Item 3.02    Unregistered Sales of Equity Securities

The description of the License Agreement set forth in Items 1.01 and 2.01 is incorporated herein.

Also on December 10, 2014, the Company entered into a two year agreement (the “Strategic Consulting Agreement”) with a consultant to assist the Company with business development, corporate structure, strategic and business planning, selecting management and other functions reasonably necessary for advancing the business of the Company. The Company agreed to pay the consultant an aggregate of $240,000 payable in 24 equal monthly payments, at the sole discretion of the Company, of either (i) $10,000 cash or (ii) 200,000 shares of common stock. The Consulting Agreement further provides that upon early termination, any amounts remaining outstanding of the $240,000 shall be immediately paid in full in cash or common stock at the Company’s sole discretion and no outstanding shares shall be cancelled.  On December 10, 2014, the Company issued the Consultant 200,000 shares of common stock for the first monthly payment.

The shares of the Company’s common stock issued to GTC in connection with the License and the shares of common stock issued to the consultant pursuant to the Strategic Consulting Agreement were not registered under the Securities Act, in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act, which exempts transactions by an issuer not involving any public offering. These securities may not be offered or sold in the U.S. absent registration or an applicable exemption from the registration requirements. Certificates representing these shares contain a legend stating the restrictions applicable to such shares.

Item 5.06    Change in Shell Company Status

Prior to consummation of the Acquisition, we were a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act. As a result of the Acquisition, we have ceased to be a shell company. The information contained in this Current Report, together with the information contained in our subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as filed with the SEC, constitute the current “Form 10 information” necessary to satisfy the conditions contained in Rule 144(i)(2) under the Securities Act.

Item 9.01    Financial Statements and Exhibits

(a)           Financial Statements of Businesses Acquired.  In accordance with 9.01(a), the audited financial statements relating to interests in the revenues  and cost of sales of the satellite airtime and trackers acquired pursuant to the Asset Purchase Agreement for the fiscal years ended September 30, 2014 and 2013 are filed in this Current Report on Form 8-K as Exhibit 99.1.

(b)           Pro Forma Financial Information.  In accordance with Item 9.01(b), our pro forma financial statements are filed in this Current Report on Form 8-K as Exhibit 99.2.

(c)           Shell Company Transactions.  Reference is made to Items 9.01(a) and 9.01(b) above and the exhibits referenced to therein, which are incorporated herein by reference.

(d)           Exhibits.

The exhibits listed in the following Exhibit Index is furnished as part of the Current Report on Form 8-K.

Exhibit No.	Description
2.1	Asset Purchase Agreement dated December 10, 2014 (1)*
10.1	License Agreement dated December 10, 2014*
10.2	Consulting Agreement dated December 16, 2014 *
10.3	Price & Delivery Quote for the acceleration of Remote Telemetry capability and Simplex Data Services dated June 30, 2003 and Globalstar Response to GTC’s Letter of Acceptance dated August 07, 2003*
10.4	Agreement by and between Globalstar LLC and Globalnet Corporation dated May 04, 2005*×
10.5	Assignment and Assumption Agreement by and among Globalstar LLC, Globalnet Corporation and Global Telesat Corp. dated July 28, 2005*
10.6	Amendment to the Agreement by and between Globalstar LLC and Globalnet Corporation dated May 04, 2005, dated August 16, 2006*×
10.7	Contract No. GINC-C-11-0520 by and between Global Telesat Corp. and Globalstar, Inc., dated February 10, 2011*×
10.8	Form of Strategic Consulting Agreement
10.9	2014 Equity Incentive Plan (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 21, 2014)+
99.1
Audited financial statements relating to the interests in the revenues  and cost of sales of the satellite airtime and trackers acquired pursuant to the Asset Purchase Agreement for the fiscal years ended September 30, 2014 and 2013*

99.2	Pro forma unaudited consolidated financial statements as of September 30, 2014*

(1) Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however that the Company  may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedule or exhibit so furnished.
* Filed herewith.
× A redacted version of this exhibit is filed herewith. An un-redacted version of this exhibit has been separately filed with the Commission pursuant to an application for confidential treatment. The confidential portions of the exhibit have been omitted and are marked by an asterisk.
+ Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  December 16, 2014

GREAT WEST RESOURCES, INC.

By:	/s/ David Rector
Name: David Rector
Title: Chief Executive Officer